EXHIBIT 23.2
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

DATE:         September 22, 2006

TO:              The Board of Directors
                    Viper Networks, Inc.

FROM:         Chang G. Park, CPA
                     371 E Street, Chula Vista, CA 91910

RE:                Form S-8 Registration Statement
                     Filed by Viper Networks, Inc.

Gentlemen:

As the independent certified public accountants for Viper Networks, Inc., a Nevada corporation, we hereby consent to the use of our financial statements and to the references to our firm in the Form S-8 Registration Statement to be filed by Viper Networks, Inc.

/s/Chang G. Park, C.P.A.
Chang G. Park, CPA